EXHIBIT 99.1

Issuer Direct Reports Second Quarter 2023 Results - Record Quarterly Revenue of $9.7 million, an Increase of 66% from Q2 2022

RALEIGH, NC / Issuer Direct Corporation (NYSE American: ISDR) (the “Company”), a leading communications company, today reported its operating results for the three and six months ended June 30, 2023.

“We are pleased to deliver another positive quarter of results. Revenues, earnings, and cashflows from operations all increased significantly for the quarter compared to prior year. These results demonstrate our focus on creating value for our shareholders.” said Brian R. Balbirnie, Issuer Direct’s Chief Executive Officer.

•	Revenues increased 66% to $9.7M from $5.8M in Q2 2022
•	Adjusted EBITDA of $3 million more than doubled from Q2 2022
•	Subscriptions increased to 1,015 compared to 966 in Q2 2022
•	Release of AImee occurred at the end of the quarter

“Our business continues to be driven by our news distribution businesses, ACCESSWIRE and Newswire, which continue to see increases in volumes overall, resulting in further market share penetration.”

“Also, our AI writing assistant, AImee, was commercially released at the end of the quarter to help customers create stories and improve context for increased engagement.  We are seeing customers use AImee more and more each day. For the back half of the year, we plan to release our updated Media Database product, pitching and monitoring technology, which we believe will drive future expansion in our subscription business, help us achieve our strategic vision and position us for long-term growth.”

Second Quarter 2023 Highlights:

•

Revenue - Total revenue was $9,651,000, a 66% increase from $5,807,000 in Q2 2022 and a 12% increase from $8,619,000 in Q1 2023. Communications revenue increased 61% from Q2 2022 and decreased 10% from Q1 2023. The increase from Q2 2022 is primarily due to an increase in revenue generated by Newswire, which was acquired on November 1, 2022, partially offset by a decrease in webcasting and events revenue due to less virtual events and annual meetings. The decrease in Communications revenue from Q1 2023 is due to a decrease in average revenue per customer resulting from the mix of releases disseminated. Communications revenue was 62% of total revenue for Q2 2023, compared to 64% for Q2 2022 and 76% for Q1 2023. Revenue from our Compliance business increased 76% from Q2 2022 and 81% from Q1 2023. The increase in Compliance revenue is primarily related to an increase in revenue from our print and proxy fulfillment services due to a few significant transactions which occurred during the quarter as well as an increase in revenue from transfer agent services due to an increase in corporation actions and directives during the period.

•	Gross Margin - Gross margin for Q2 2023 was $7,315,000, or 76% of revenue, compared to $4,443,000, or 77% of revenue, during Q2 2022 and $6,790,000, or 79%, in Q1 2023. Communications gross margin percentage was 76%, compared to 80% in Q2 2022 and 79% in Q1 2023. The decrease in gross margin percentage for the periods is primarily due to an increase in distribution costs as we continue to expand our reach and global footprint.
•	Operating Income - Operating income was $1,747,000 for Q2 2023, as compared to $1,148,000 during Q2 2022. The increase in operating income is primarily related to the increase in revenues, partially offset by higher cost of revenues and an increase in operating expenses. The increase in operating expenses is attributable to additional costs related to operating and integrating Newswire, as well as additional amortization expense attributed to intangible assets acquired.
•	Net Income - On a GAAP basis, net income was $1,363,000, or $0.36 per diluted share during Q2 2023, compared to net income of $841,000, or $0.22 per diluted share during Q2 2022.
•	Operating Cash Flows - Cash flows from operations for Q2 2023 were $1,731,000 compared to $1,096,000 in Q2 2022.
•	Non-GAAP Measures – Q2 2023 EBITDA was $2,862,000, or 30% of revenue, compared to $1,310,000, or 23% of revenue, during Q2 2022. Adjusted EBITDA was $3,019,000, or 31% of revenue, for Q2 2023 compared to $1,498,000, or 26%, for Q2 2022. Non-GAAP net income for Q2 2023 was $2,028,000, or $0.53 per diluted share, compared to $1,075,000, or $0.29 per diluted share, during Q2 2022. Adjusted free-cash flow was $1,772,000 for Q2 2023 compared to $1,079,000 for Q2 2022.

1

First Half 2023 Highlights:

•	Revenue - Total revenue was $18,270,000, a 65% increase from $11,095,000 during the first half of 2022. Communications revenue increased 77% during the first half of 2023 compared to the same period of the prior year. The increase in Communications revenue from the first half of 2022 was primarily related to the acquisition of Newswire, which is all included in Communications revenue. We also generated increased revenue from our ACCESSWIRE business, primarily related to an increase in average price per release. These increases were partially offset by a decrease in webcasting and events revenue, primarily due to less virtual events and annual meetings during the first half of 2023 as compared to the prior year. Communications revenue was 68% of total revenue for the first half of 2023, compared to 64% for the first half of 2022. Revenue from our Compliance business increased 43% during the first half of 2023 compared to the same period of the prior year. The increase in Compliance revenue from the first half of 2022 was primarily related to an increase in revenue from our print and proxy fulfillment services and transfer agent services as noted above.
•	Gross Margin - Gross margin for the first half of 2023 was $14,105,000 or 77% of revenue, compared to $8,499,000, also 77% of revenue, during the first half of 2022. Communications gross margin percentage was 77% during the first half of 2023, down from 79% during the first half of 2022. The decrease in gross margin percentage is primarily due to an increase in distribution costs as we continue to expand our reach and global footprint.
•	Operating Income - Operating income was $2,328,000 for the first half of 2023, as compared to $1,836,000 during the first half of 2022. The increase in operating income is related to the increase in revenue, partially offset by an increase in cost of revenues and operating expenses as noted for the quarter-to-date period.
•	Net Income - On a GAAP basis, net income was $1,219,000, or $0.32 per diluted share, during the first half of 2023, compared to $1,357,000, or $0.36 per diluted share, during the first half of 2022. Despite the increase in operating income, net income decreased because it was impacted by interest expense associated with our new credit agreement and the debt incurred to finance the Newswire acquisition, as well as a one-time cost to extinguish our debt associated with the Newswire transaction partially offset by income resulting from the change in fair value of our interest rate swap.
•	Operating Cash Flows - Cash flows from operations for the first half of 2023 were $2,003,000 compared to $1,644,000 in the first half of 2022.
•	Non-GAAP Measures – EBITDA for the first half of 2023 was $3,644,000, or 20% of revenue, compared to $2,160,000, or 19% of revenue, during the first half of 2022. Adjusted EBITDA was $4,907,000, or 27% of revenue, for the first half of 2023, compared to $2,638,000, or 24%, for the first half of 2022. Non-GAAP net income for the first half of 2023 was $3,299,000, or $0.87 per diluted share, compared to $1,905,000, or $0.50 per diluted share, during the first half of 2022. Adjusted free-cash flow was $2,511,000 for the first half of 2023 compared to $1,682,000 for the first half of 2022.

2

Key Performance Indicators:

•	As of June 30, 2023, we had 10,449 customers who had an active contract during the past twelve months, compared to 7,440 as of June 30, 2022. June 30, 2023, included 3,399 customers from Newswire.
•	During the quarter, the Company had 1,015 active customers subscribing to our products, compared to 966 customers during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

A table has been included in this press release with non-GAAP adjustments to the Company’s net income, resulting in Adjusted EBITDA (a non-GAAP measure) for the relevant periods.

3

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items. The Company believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company’s operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended June 30,
	2023	2022
	Amount	Amount

Net income:	$1,363	$841
Adjustments:
Depreciation and amortization	736	162
Interest expense (income)	281	(20)
Income tax expense	482	327
EBITDA:	2,862	1,310
Acquisition and/or integration expenses (1)	137	___
Other non-recurring items (2)	(334)	___
Stock-based compensation expense (3)	354	188
Adjusted EBITDA:	$3,019	$1,498

	Six Months Ended June 30,
	2023	2022
	Amount	Amount

Net income:	$1,219	$1,357
Adjustments:
Depreciation and amortization	1,472	324
Interest expense (income)	519	(22)
Income tax expense	434	501
EBITDA:	3,644	2,160
Acquisition and/or integration expenses (1)	371	16
Other non-recurring items (2)	201	90
Stock-based compensation expense (3)	691	372
Adjusted EBITDA:	$4,907	$2,638

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and/or integration expenses, incurred during the periods.
(2)

For the three months ended June 30, 2023, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $379,000, partially offset by one-time, non-recurring expenses of $45,000. For the six months ended June 30, 2023, this adjustment gives effect to $370,000 payment related to early extinguishment of our Seller Note and one-time, non-recurring expenses of $45,000, partially offset by a gain recorded on the change in fair value of our interest rate swap of $214,000. For the six months ended June 30, 2022, this adjustment gives effect to a one-time executive recruiting fee of $90,000.

(3)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

4

CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended June 30,
	2023		2022
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,363	$0.36	$841	$0.22
Adjustments:
Amortization of intangible assets (1)	685	0.18	108	0.03
Stock-based compensation (2)	354	0.09	188	0.05
Other unusual items (3)	(197)	(0.05)	___	___
Tax impact of adjustments (4)	(177)	(0.05)	(62)	(0.01)
Non-GAAP net income:	$2,028	$0.53	$1,075	$0.29

	Six Months Ended June 30,
	2023		2022
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,219	$0.32	$1,357	$0.36
Adjustments:
Amortization of intangible assets (1)	1,370	0.36	216	0.05
Stock-based compensation (2)	691	0.18	372	0.10
Other unusual items (3)	572	0.15	106	0.03
Tax impact of adjustments (4)	(553)	(0.14)	(146)	(0.04)
Non-GAAP net income:	$3,299	$0.87	$1,905	$0.50

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)

For the three months ended June 30, 2023, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $379,000, partially offset by one-time corporate projects, including acquisition and/or integration related expenses incurred during the period of $137,000 and $45,000 related on one-time, non-recurring expenses. For the six months ended June 30, 2023, this adjustment gives effect to one-time corporate projects, including acquisition and/or integration related expenses incurred during the period of $371,000, $370,000 payment related to early extinguishment of our Seller Note and $45,000 of one-time, non-recurring expenses, partially offset by a gain recorded on the change in fair value of our interest rate swap of $214,000. For the six months ended June 30, 2022, this adjustment gives effect to one-time corporate projects, including acquisition and/or integration related expenses incurred during the period of $16,000 and a one-time executive recruiting fee of $90,000.

4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

5

CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended June 30,
	2023	2022
	Amount	Amount

Net cash provided by operating activities	$1,731	$1,096
Payments for purchase of fixed assets and capitalized software	(163)	(17)
Free cash flow	1,568	1,079
Cash paid for acquisition and/or integration items(1)	204	—
Adjusted free cash flow	$1,772	$1,079

	Six Months Ended June 30,
	2023	2022
	Amount	Amount

Net cash provided by operating activities	$2,003	$1,644
Payments for purchase of fixed assets and capitalized software	(168)	(38)
Free cash flow	1,835	1,606
Cash paid for acquisition and/or integration items(1)	281	16
Cash paid for other unusual items(2)	395	60
Adjusted free cash flow	$2,511	$1,682

1)	This adjustment gives effect to one-time corporate projects, including acquisition and/or integration expenses, paid during the periods.
2)

For the six months ended June 30, 2023, this adjustment gives effect of a one-time payment of $370,000 related to the early termination of the note payable associated with the Newswire acquisition. For the six months ended June 30, 2022, this adjustment gives effect to a one-time executive recruiting fee of $60,000.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	August 10, 2023
Time:	4:30 p.m. eastern time
Toll & Toll Free:	973-528-0011 | 888-506-0062
Access Code:	281042
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/48851

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Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331| 877-481-4010
Passcode:	48851
Webcast Replay & Transcript	http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is a leading communications company, providing solutions for both Public Relations and Investor Relations Professionals for over 16 years. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion-dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry-leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

Source: Issuer Direct Corporation

7

 ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2023	2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,961	$4,832
Accounts receivable (net of allowance for doubtful accounts of $956 and $745, respectively)	4,311	2,978
Income tax receivable	—	51
Other current assets	1,597	1,559
Total current assets	10,869	9,420
Capitalized software (net of accumulated amortization of $3,392 and $3,364, respectively)	277	138
Fixed assets (net of accumulated depreciation of $683 and $610, respectively)	563	625
Right-of-use asset – leases	1,150	1,277
Other long-term assets	397	136
Goodwill	22,498	22,498
Intangible assets (net of accumulated amortization of $8,192 and $6,821, respectively)	30,860	32,231
Total assets	$66,614	$66,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,286	$1,374
Accrued expenses	2,374	2,255
Income taxes payable	695	157
Current portion of long-term debt	2,000	22,000
Deferred revenue	5,729	5,405
Total current liabilities	12,084	31,191
Long-term debt (net of debt discount of $96 and $0, respectively)	17,904	—
Deferred income tax liability	273	572
Lease liabilities – long-term	1,175	1,339
Total liabilities	31,436	33,102
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,809,149 and 3,791,020 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively.	4	4
Additional paid-in capital	22,838	22,147
Other accumulated comprehensive loss	(51)	(96)
Retained earnings	12,387	11,168
Total stockholders' equity	35,178	33,223
Total liabilities and stockholders’ equity	$66,614	$66,325

8

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Revenues	$9,651	$5,807	$18,270	$11,095
Cost of revenues	2,336	1,364	4,165	2,596
Gross profit	7,315	4,443	14,105	8,499
Operating costs and expenses:
General and administrative	2,274	1,563	4,606	3,246
Sales and marketing expenses	2,039	1,371	4,420	2,635
Product development	532	214	1,306	489
Depreciation and amortization	723	147	1,445	293
Total operating costs and expenses	5,568	3,295	11,777	6,663
Operating income	1,747	1,148	2,328	1,836
Interest (expense) income, net	(281)	20	(519)	22
Other income (expense), net	379	—	(156)	—
Income before taxes	1,845	1,168	1,653	1,858
Income tax expense	482	327	434	501
Net income	$1,363	$841	$1,219	$1,357
Income per share – basic	$0.36	$0.22	$0.32	$0.36
Income per share – fully diluted	$0.36	$0.22	$0.32	$0.36
Weighted average number of common shares outstanding – basic	3,795	3,741	3,793	3,767
Weighted average number of common shares outstanding – fully diluted	3,808	3,772	3,809	3,802

9

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2023	2022
Cash flows from operating activities:
Net income	$1,219	$1,357
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,472	324
Bad debt expense	260	197
Deferred income taxes	(299)	(63)
Change in fair value of interest rate swaps	(214)	—
Stock-based compensation expense	691	372
Amortization of debt issuance costs	4	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(1,587)	(390)
Decrease (increase) in other assets	(256)	(245)
Increase (decrease) in accounts payable	(89)	(111)
Increase (decrease) in accrued expenses	488	(194)
Increase (decrease) in deferred revenue	314	397
Net cash provided by operating activities	2,003	1,644

Cash flows from investing activities:
Capitalized software	(167)	—
Purchase of fixed assets	(11)	(38)
Purchase of acquired business, net of cash received	350	—
Net cash provided by (used in) investing activities	172	(38)

Cash flows from financing activities:
Exercise of stock options	—	58
Payment for stock repurchase and retirement	—	(4,041)
Payment of note payable	(22,000)	—
Proceeds from issuance of term loan	19,988	—
Payment for capitalized debt issuance costs	(88)	—
Net cash used in financing activities	(2,100)	(3,983)

Net change in cash and cash equivalents	75	(2,377)
Cash and cash equivalents – beginning	4,832	23,852
Currency translation adjustment	54	(17)
Cash and cash equivalents – ending	$4,961	$21,458

Supplemental disclosures:
Cash paid for income taxes	$158	$643
Cash paid for interest	$887	$—

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